UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Earliest Event Date requiring this Report: November 5, 2009
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CHDT CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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FLORIDA	0-28331	84-1047159
(State of Incorporation or	(Commission File Number)	(I.R.S. Employer
Organization)		Identification No.)

350 Jim Moran Blvd.
Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)

(954) 252-3440
 (Registrant's telephone number, including area code)

Item 8.01 Other Matters.

The U.S. District Court for the Southern District of New York (Court) has denied all of Plaintiffs’ claims and entered judgment in favor of CHDT Corporation (formerly known as “CBQ, Inc.”) (Company)  in Esquire Trade & Finance, Inc. and Investcor, LLC v. CBQ, Inc. (03 Civ. 9650 (SC) (S.D.N.Y., November 5, 2009).  In a memorandum of decision, dated November 5, 2009 and released November 6, 2009, the presiding judge ruled that the Plaintiffs’ failed to establish their claims and that the Plaintiffs would recover nothing against the Company under its second amended complaint.   This case was formerly styled CELESTE TRUST REG., ESQUIRE TRADE, ET AL. V. CBQ, INC. (Case# 03 Civ. 9650 RMB; US District Court, SDNY, 12/4/2003).

A copy of the Memorandum Decision is attached hereto as Exhibit 99.1.  The above description of the Court’s judgment is qualified in its entirety by reference to said exhibit.

The Company has issued a press release announcing the decision in this case, which press release is attached to this Report as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description of Exhibit

99.1	November 5, 2009 Memorandum Decision in Esquire Trade & Finance, Inc. and Investor, LLC v. CBQ, Inc., Case Number 03 CIV 9650 (SC), U.S. District Court for the Southern District of New York.

99.2
CHDT Corporation Press Release, dated November 9, 2009, announcing decision in Esquire Trade & Finance, Inc. and Investor, LLC v. CBQ, Inc., Case Number 03 CIV 9650 (SC), U.S. District Court for the Southern District of New York.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on 9th of  November 2009, on its behalf by the undersigned hereunto duly authorized.

CHDT CORPORATION

By: /s/ Gerry McClinton
James G McClinton, Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	November 5, 2009 Memorandum Decision in Esquire Trade & Finance, Inc. and Investor, LLC v. CBQ, Inc., Case Number 03 CIV 9650 (SC), U.S. District Court for the Southern District of New York.

99.2
CHDT Corporation Press Release, dated November 9, 2009, announcing decision in Esquire Trade & Finance, Inc. and Investor, LLC v. CBQ, Inc., Case Number 03 CIV 9650 (SC), U.S. District Court for the Southern District of New York.